Exhibit 99.1

OfficeMax Incorporated 263 Shuman Boulevard Naperville, IL 60563

News Release

Investor Contact Mike Steele 630 864 6826	Media Contact Julie Treon 630 864 6155

For Immediate Release: November 5, 2013

OFFICEMAX REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	Results Include Approximately $72 Million of Cash Proceeds From Boise Cascade Holdings, L.L.C. Received in July

•	Maintains Good Quarterly Customer Retention Rate in U.S. Contract

•	Double-Digit Sales Growth for OfficeMax.com

•	Continues Executing In-Store Services Strategy

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leading provider of office and facility supplies, technology and services, today announced the results for its fiscal third quarter ended September 28, 2013.

Consolidated Results

Reported Results

Total sales were $1,664.9 million in the third quarter of 2013, as compared to $1,744.6 in the third quarter of 2012. For the third quarter of 2013, OfficeMax reported operating income of $66.8 million compared to operating income of $33.5 million in the third quarter of 2012; and net income available to OfficeMax common shareholders of $30.4 million, or $0.34 per diluted share, compared to $433.0 million, or $4.92 per diluted share in the third quarter of 2012.

Adjusted Results

“In the third quarter, we continued to experience soft sales overall and weak margins within our Contract business, due to a competitive global environment,” said Ravi Saligram, President and CEO of OfficeMax. “However, through our strategic initiatives, we continue to lay the foundation for evolving our business model. We believe that these initiatives, in combination with the anticipated annual cost synergies from our pending merger with Office Depot, will position the combined company well for success.”

Consolidated (in millions, except per-share amounts)	3Q13	3Q12	YTD13	YTD12
Sales	$1,664.9	$1,744.6	$4,964.6	$5,219.9
Sales decline (from prior year period)	-4.6%		-4.9%
Adjusted sales decline (from prior year period)*	-3.4%		-3.9%
Gross profit	$417.5	$460.4	$1,263.8	$1,352.7
Gross profit margin	25.1%	26.4%	25.5%	25.9%
Adjusted operating income*	$28.4	$42.7	$61.6	$104.8
Adjusted operating income margin*	1.7%	2.4%	1.2%	2.0%
Adjusted net income available to OfficeMax common shareholders*	$13.6	$22.2	$25.5	$50.7
Adjusted diluted income per common share*	$0.15	$0.25	$0.29	$0.58

*	Adjusted sales, adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the difference in the number of business days in the quarter compared to the same quarter last year, adjusted sales for the third quarter of 2013 decreased 3.4% from the third quarter of 2012.

For the third quarter of 2013, adjusted operating income was $28.4 million, or 1.7% of sales, compared to $42.7 million, or 2.4% of sales, in the third quarter of 2012; and adjusted net income available to OfficeMax common shareholders was $13.6 million, or $0.15 per diluted share, compared to $22.2 million, or $0.25 per diluted share, in the third quarter of 2012.

The third quarter of 2013 adjusted figures in the preceding paragraph exclude income of $47.7 million for the recognition of deferred gains related to OfficeMax’s investment in Boise Cascade Holdings, L.L.C. and dividend income of $25.4 million related to OfficeMax’s voting securities held in Boise Cascade Holdings, L.L.C. reflected in the Corporate and Other segment, as well as charges of $30.5 million in our Corporate and Other segment for certain costs related to our pending merger with Office Depot, and charges of $4.1 million associated with store closures in the U.S. The third quarter of 2012 adjusted figures exclude a non-cash gain of $670.8 million related to the extinguishment of non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. and $11.4 million of expenses to impair fixed assets associated with certain stores and to record a change in the estimated lease obligation of a previously closed store in the U.S. The third quarter of 2012 adjusted figures also exclude $2.2 million of dividend income from the investment in Boise Cascade Holdings, L.L.C. Series A Units, which were subsequently redeemed in the first quarter of 2013. The net effect of these items increased net income by $16.7 million, or $0.19 per diluted share, for the third quarter of 2013, and increased net income by $410.7 million, or $4.67 per diluted share, for the third quarter of 2012.

Contract Segment Results

Contract segment sales decreased 4.4% compared to the prior year period to $841.9 million in the third quarter of 2013. This decrease reflected a U.S. Contract operations sales decrease of 3.6% and an international Contract operations sales decrease of 6.5% in U.S. dollars (a decrease of 0.8% on a local currency basis). The U.S. Contract performance reflects weaker sales to existing corporate accounts.

Contract (in millions)	3Q13	3Q12	YTD13	YTD12
Sales	$841.9	$880.9	$2,612.8	$2,720.3
Sales decline (from prior year period)	-4.4%		-4.0%
Gross profit margin	20.7%	22.8%	21.8%	22.5%
Segment income	$8.8	$26.5	$41.3	$79.3
Segment income margin	1.0%	3.0%	1.6%	2.9%

Contract segment gross profit margin decreased to 20.7% in the third quarter of 2013 from 22.8% in the third quarter of 2012, primarily reflecting lower customer margins in U.S. Contract and International Contract. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 19.6% in the third quarter of 2013 from 19.8% in the third quarter of 2012 primarily due to lower incentive compensation expense and net favorable legal and sales tax settlements, partially offset by continued investments in growth and profitability initiatives. Contract segment income was $8.8 million, or 1.0% of sales, in the third quarter of 2013 compared to $26.5 million, or 3.0% of sales, in the third quarter of 2012.

Retail Segment Results

Retail segment sales in the third quarter of 2013 decreased 4.7% to $823.0 million compared to the third quarter of 2012, reflecting a same-store sales decrease on a local currency basis of 2.8% primarily due to decreased traffic and lower technology product category sales. The decrease reflected a U.S. Retail operations same-store sales decrease of 2.8%, and a Mexico retail operations same-store sales decrease of 2.2% on a local currency basis.

Retail (in millions)	3Q13	3Q12	YTD13	YTD12
Sales	$823.0	$863.7	$2,351.8	$2,499.6
Same-store sales decline on a local currency basis	-2.8%		-4.0%
Gross profit margin	29.6%	30.0%	29.6%	29.6%
Segment income	$26.2	$27.7	$44.4	$53.4
Segment income margin	3.2%	3.2%	1.9%	2.1%

Retail segment gross profit margin decreased to 29.6% in the third quarter of 2013 from 30.0% in the third quarter of 2012 primarily reflecting an expiration of favorable purchase accounting for leases as of the end of fiscal 2012, and deleveraging of occupancy costs due to lower sales. Retail segment operating, selling and general and administrative expenses as a percentage of sales decreased to

26.4% in the third quarter of 2013 from 26.8% in the third quarter of 2012, primarily due to favorable sales and property tax settlements, lower store payroll expense, and reduced advertising expenses. Retail segment income was $26.2 million, or 3.2% of sales, in the third quarter of 2013 compared to $27.7 million, or 3.2% of sales, in the third quarter of 2012.

OfficeMax ended the third quarter of 2013 with a total of 921 Retail stores, consisting of 828 Retail stores in the U.S. and 93 Retail stores in Mexico. During the third quarter of 2013, OfficeMax closed 15 stores and opened one store in the U.S.; and opened three stores in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Contract and Retail segments. Corporate and Other segment operating, selling and general and administrative expenses were $6.7 million in the third quarter of 2013 compared to $11.5 million in the third quarter of 2012 primarily due to favorable sales tax settlements and cost reductions in the third quarter of 2013.

Balance Sheet and Cash Flow

As of September 28, 2013, OfficeMax had total debt of $232.4 million, excluding $735.0 million of non-recourse debt related to the Wells Fargo-backed timber notes.

During the first nine months of 2013, OfficeMax generated $85.2 million of cash flow from operations and invested $65.3 million in capital expenditures. In July of 2013, OfficeMax received a $71.8 million distribution from Boise Cascade Holdings, L.L.C. of which $25.4 million was recorded as dividend income and included in cash provided by operations, and the remaining $46.4 million was recorded as a reduction in the carrying value of the Boise investment and classified as cash provided by investment.

In July of 2013, OfficeMax paid a special dividend to common shareholders of $130.7 million in cash.

Merger Update

On February 20, 2013, OfficeMax and Office Depot announced their entry into an agreement to combine their companies in a merger of equals. On July 10, 2013, stockholders of both companies approved the merger. The companies received FTC clearance for the merger on November 1, 2013 and expect to close the transaction after market close on November 5, 2013. Additional information about the merger process can be found in the “Investors” section of the OfficeMax website.

Additional Comments

OfficeMax expects to post further comments by its President and CEO, Ravi Saligram, and its SVP of Finance, Interim Chief Financial Officer and Chief Accounting Officer, Deb O’Connor, regarding its third quarter 2013 financial results. The comments will be available by visiting the SEC Filings section of the OfficeMax Investor Relations website at investor.officemax.com.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to businesses and consumers. OfficeMax consumers and business customers are served by approximately 28,000 associates through OfficeMax.com; OfficeMaxWorkplace.com and Reliable.com; more than 900 stores in the U.S. and Mexico; and direct sales and catalogs. OfficeMax has been named one of the 2013 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.OfficeMax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain statements made in this document and other written or oral statements made by or on behalf of OfficeMax and Office Depot constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding both companies’ future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. OfficeMax and Office Depot cannot guarantee that the macroeconomy will perform within the assumptions underlying their respective projected outlook; that their respective initiatives will be successfully executed and produce the results underlying their respective expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that their respective actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. In addition, forward-looking statements could be affected by the following additional factors, among others, related to the business combination: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy closing conditions; the risk that the synergies from the transaction may not be realized, may take longer to realize than expected, or may cost more to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect OfficeMax and Office Depot; and business plans of the customers and suppliers of OfficeMax and Office Depot. The forward-looking statements made herein are based on current expectations and speak only as of the date they are made. OfficeMax and Office Depot undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding OfficeMax and Office Depot that may cause results to differ from expectations are included in the companies’ respective Annual Reports on Form 10-K for the year ended December 29, 2012, under 1A “Risk Factors”, and in the companies’ other filings with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction in connection with the proposed merger of OfficeMax with Office Depot or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Office Depot has filed with the SEC a registration statement on Form S-4 that includes a definitive Joint Proxy Statement of Office Depot and OfficeMax that also constitutes a definitive prospectus of Office Depot. The registration statement was declared effective by the SEC on June 7, 2013. OfficeMax and Office Depot mailed the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction on or about June 10, 2013. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by OfficeMax and Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800, and are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	September 28,	September 29,
	2013	2012
Sales	$1,664,859	$1,744,579
Cost of goods sold and occupancy costs	1,247,373	1,284,177

Gross profit	417,486	460,402
Operating expenses:
Operating, selling and general and administrative expenses (a)	389,127	415,511
Asset impairments and other operating expenses (income), net (b)	(38,429)	11,432

Total operating expenses	350,698	426,943
Operating income	66,788	33,459

Other income (expense):
Interest expense	(16,643)	(16,873)
Interest income	10,687	11,003
Gain on extinguishment of non-recourse debt (c)	—	670,766
Other income (expense), net	(97)	224

	(6,053)	665,120

Pre-tax income	60,735	698,579
Income tax expense	(28,400)	(263,331)

Net income attributable to OfficeMax and noncontrolling interest	32,335	435,248
Joint venture results attributable to noncontrolling interest	(1,448)	(1,740)

Net income attributable to OfficeMax	30,887	433,508
Preferred dividends	(507)	(522)

Net income available to OfficeMax common shareholders	$30,380	$432,986

Basic income per common share:	$0.35	$5.00

Diluted income per common share:	$0.34	$4.92

Weighted Average Shares
Basic	87,239	86,661
Diluted	89,183	88,104

(a)	The third quarter of 2012 includes $2.2 million of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The effect of the dividends increased net income by $1.3 million, or $0.02 per diluted share, for the third quarter of 2012.
(b)	The third quarter of 2013 includes income of $47.7 million in our Corporate segment associated with our investment in Boise Cascade Holdings, L.L.C. for the partial recognition of the deferred gain from the 2004 sale of our paper, forest products and timberland assets and dividend income of $25.4 million from the voting securities held in Boise Cascade Holdings, L.L.C. The third quarter of 2013 also includes charges of $30.5 million in our Corporate segment for certain costs related to our pending merger with Office Depot, portions of which may not be deductible for tax purposes, and charges recorded in our Retail segment related to store closures in the U.S. of $4.1 million. The net effect of the these items increased net income by $16.7 million, or $0.19 per diluted share, for the third quarter of 2013. The third quarter of 2012 includes a charge to impair fixed assets associated with certain Retail stores in the U.S. and a charge related to a change in the estimated lease obligation of a closed domestic store. These items totaled $11.4 million and reduced income available to OfficeMax common shareholders by $7.0 million, or $0.08 per diluted share, for the third quarter of 2012.
(c)	The third quarter of 2012 includes a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 million, or $4.73 per diluted share, for the third quarter of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 28,	September 29,
	2013	2012
Sales	$4,964,637	$5,219,890
Cost of goods sold and occupancy costs	3,700,854	3,867,198

Gross profit	1,263,783	1,352,692
Operating expenses:
Operating, selling and general and administrative expenses (a)	1,201,164	1,241,598
Asset impairments and other operating expenses (income), net (b)	(105,197)	36,698

Total operating expenses	1,095,967	1,278,296
Operating income	167,816	74,396

Other income (expense):
Interest expense	(49,999)	(52,690)
Interest income	32,156	32,820
Gain on extinguishment of non-recourse debt (c)	—	670,766
Other income (expense), net	(274)	449

	(18,117)	651,345

Pre-tax income	149,699	725,741
Income tax expense	(68,661)	(272,251)

Net income attributable to OfficeMax and noncontrolling interest	81,038	453,490
Joint venture results attributable to noncontrolling interest	(2,843)	(3,345)

Net income attributable to OfficeMax	78,195	450,145
Preferred dividends	(1,514)	(1,581)

Net income available to OfficeMax common shareholders	$76,681	$448,564

Basic income per common share:	$0.88	$5.18

Diluted income per common share:	$0.86	$5.12

Weighted Average Shares
Basic	87,063	86,526
Diluted	88,692	87,979

(a)	The first nine months of 2013 and 2012 include $1.0 million and $6.3 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities, therefore no additional dividend income was recorded in the second and third quarters of 2013. The effect of the dividends increased net income by $0.6 million and $3.8 million, or $0.01 and $0.05 per diluted share, for the first nine months of 2013 and 2012, respectively.
(b)	The first nine months of 2013 include income of $137.5 million in our Corporate segment associated with our investment in Boise Cascade Holdings, L.L.C. for the partial recognition of the deferred gain, net of fees, from the 2004 sale of our paper, forest products and timberland assets and dividend income of $25.4 million from the voting securities held in Boise Cascade Holdings, L.L.C. The first nine months of 2013 also include charges of $49.1 million in our Corporate segment for certain costs related to our pending merger with Office Depot, portions of which may not be deductible for tax purposes, $4.5 million of severance charges primarily related to reorganizations in our Contract segment sales and supply chain operations, and charges recorded in our Retail segment related to store closures in the U.S. of $4.1 million. The first nine months of 2012 include a non-cash charge of $9.8 million to impair fixed assets associated with certain stores in the U.S. and charges of $26.9 million related to store closures in the U.S. The net effect of these items increased net income by $50.6 million, or $0.57 per diluted share for the first nine months of 2013 and reduced net income by $22.4 million, or $0.26 per diluted share, for the first nine months of 2012.
(c)	The first nine months of 2012 include a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	September 28,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$504,201	$495,056
Receivables, net	549,597	528,279
Inventories	697,724	812,454
Deferred income taxes and receivables	59,431	68,568
Other current assets	67,756	79,527

Total current assets	1,878,709	1,983,884
Property and equipment:
Property and equipment	1,326,880	1,338,837
Accumulated depreciation	(997,420)	(986,611)

Property and equipment, net	329,460	352,226
Intangible assets, net	79,096	80,765
Investment in Boise Cascade Holdings, L.L.C.	40,896	175,000
Timber notes receivable	817,500	817,500
Deferred income taxes	50,240	108,759
Other non-current assets	232,785	266,181

Total assets	$3,428,686	$3,784,315

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$573,838	$699,636
Income taxes payable	1,369	4,222
Accrued liabilities and other	350,506	342,551
Current portion of debt	6,620	10,232

Total current liabilities	932,333	1,056,641
Long-term debt, less current portion	225,736	225,962
Non-recourse debt	735,000	735,000
Other long-term obligations:
Compensation and benefits	342,569	365,568
Deferred gain on sale of assets	42,008	179,757
Other long-term liabilities	122,309	142,397

Total other long-term liabilities	506,886	687,722
Noncontrolling interest in joint venture	62,062	44,617
Shareholders’ equity:
Preferred stock	26,245	27,391
Common stock	218,585	217,209
Additional paid-in capital	1,011,080	1,018,667
Accumulated deficit	(150,220)	(91,373)
Accumulated other comprehensive loss	(139,021)	(137,521)

Total shareholders’ equity	966,669	1,034,373
Total liabilities and equity	$3,428,686	$3,784,315

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Nine Months Ended
	September 28,	September 29,
	2013	2012
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$81,038	$453,490
Non-cash items in net income:
Deferred gain from investment in Boise Cascade Holdings, L.L.C.	(137,523)	—
Depreciation and amortization	55,930	55,704
Non-cash impairment charges	—	9,791
Non-cash gain on extinguishment of non-recourse debt	—	(670,766)
Deferred income tax expense	62,977	250,337
Other	46,398	29,456
Changes in operating assets and liabilities:
Receivables	(18,886)	28,360
Inventories	108,787	69,038
Accounts payable and accrued liabilities	(136,012)	(22,625)
Current and deferred income taxes	(3,013)	12,810
Collection of dividends receivable related to investment in Boise Cascade Holdings, L.L.C.	46,137	—
Other	(20,609)	(57,765)

Cash provided by operations	85,224	157,830
Cash provided by (used for) investment:
Expenditures for property and equipment	(65,285)	(48,173)
Return of investment in Boise Cascade Holdings, L.L.C.	134,104	—
Proceeds from sale of assets	3,833	1,667
Other	(997)	—

Cash provided by (used for) investment	71,655	(46,506)
Cash used for financing:
Cash dividends paid	(136,934)	(2,792)
Changes in debt, net	(3,793)	(31,909)
Other	(3,315)	(1,005)

Cash used for financing	(144,042)	(35,706)
Effect of exchange rates on cash and cash equivalents	(3,692)	3,293
Increase in cash and cash equivalents	9,145	78,911
Cash and cash equivalents at beginning of period	495,056	427,111

Cash and cash equivalents at end of period	$504,201	$506,022

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	September 28,		September 29,
	2013		2012
Sales	$841.9		$880.9
Gross profit	174.1	20.7%	200.9	22.8%
Operating, selling and general and administrative expenses	165.3	19.6%	174.4	19.8%

Segment income	$8.8	1.0%	$26.5	3.0%

Note: Totals may not sum down due to rounding.

	Nine Months Ended
	September 28,		September 29,
	2013		2012
Sales	$2,612.8		$2,720.3
Gross profit	568.6	21.8%	612.3	22.5%
Operating, selling and general and administrative expenses	527.3	20.2%	533.0	19.6%

Segment income	$41.3	1.6%	$79.3	2.9%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot and severance charges, all of which are not indicative of our core operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF INCOME

(unaudited)

(millions)

	Quarter Ended
	September 28,		September 29,
	2013		2012
Sales	$823.0		$863.7
Gross profit	243.4	29.6%	259.5	30.0%
Operating, selling and general and administrative expenses	217.1	26.4%	231.8	26.8%

Segment income	$26.2	3.2%	$27.7	3.2%

Note: Totals may not sum down due to rounding.

	Nine Months Ended
	September 28,		September 29,
	2013		2012
Sales	$2,351.8		$2,499.6
Gross profit	695.2	29.6%	740.4	29.6%
Operating, selling and general and administrative expenses	650.8	27.7%	687.0	27.5%

Segment income	$44.4	1.9%	$53.4	2.1%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain legacy operating items such as income associated with our investment in Boise Cascade Holdings, L.L.C. and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot and severance charges, all of which are not indicative of our core operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (“GAAP”), we evaluate our results of operations before non-operating legacy items, certain legacy operating items such as income associated with our Boise Investment, and certain other operating items such as store closure costs, costs related to our pending merger with Office Depot, and severance charges, all of which are not indicative of our core operations. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the following tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 28, 2013			September 29, 2012
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,664.9	$—	$1,664.9	$1,744.6	$—	$1,744.6
Cost of goods sold and occupancy costs	$1,247.4	—	1,247.4	1,284.2	—	1,284.2

Gross profit	417.5	—	417.5	460.4	—	460.4
Operating expenses:
Operating, selling and general and administrative expenses (a)	389.1	—	389.1	415.5	2.2	417.7
Asset impairments and other operating expenses (income), net (b)	(38.4)	38.4	—	11.4	(11.4)	—

Total operating expenses	350.7	38.4	389.1	426.9	(9.3)	417.7
Operating income (loss)	66.8	(38.4)	28.4	33.5	9.3	42.7

Other income (expense):
Interest expense	(16.6)	—	(16.6)	(16.9)	—	(16.9)
Interest income	10.7	—	10.7	11.0	—	11.0
Gain on extinguishment of non-recourse debt (c)	—			670.8	(670.8)	—
Other expense, net	(0.1)	—	(0.1)	0.2	—	0.2

	(6.0)	—	(6.0)	665.1	(670.8)	(5.7)

Pre-tax income (loss)	60.7	(38.4)	22.3	698.6	(661.5)	37.1
Income tax expense	(28.4)	21.7	(6.7)	(263.3)	250.8	(12.6)

Net income (loss) attributable to OfficeMax and noncontrolling interest	32.3	(16.7)	15.6	435.2	(410.7)	24.5
Joint venture results attributable to noncontrolling interest	(1.4)	—	(1.4)	(1.7)	—	(1.7)

Net income (loss) attributable to OfficeMax	30.9	(16.7)	14.1	433.5	(410.7)	22.8
Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income (loss) available to OfficeMax common shareholders	$30.4	$(16.7)	$13.6	$433.0	$(410.7)	$22.2

Basic income (loss) per common share:	$0.35	$(0.19)	$0.16	$5.00	$(4.74)	$0.26

Diluted income (loss) per common share:	$0.34	$(0.19)	$0.15	$4.92	$(4.67)	$0.25

Weighted Average Shares
Basic	87,239		87,239	86,661		86,661
Diluted	89,183		89,183	88,104		87,587

Note: Totals may not sum down or across due to rounding.

(a)	The third quarter of 2012 includes $2.2 million of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The effect of the dividends increased net income by $1.3 million, or $0.02 per diluted share, for the third quarter of 2012.
(b)	The third quarter of 2013 includes income of $47.7 million in our Corporate segment associated with our investment in Boise Cascade Holdings, L.L.C. for the partial recognition of the deferred gain from the 2004 sale of our paper, forest products and timberland assets and dividend income of $25.4 million from the voting securities held in Boise Cascade Holdings, L.L.C. The third quarter of 2013 also includes charges of $30.5 million in our Corporate segment for certain costs related to our pending merger with Office Depot, portions of which may not be deductible for tax purposes, and charges recorded in our Retail segment related to store closures in the U.S. of $4.1 million. The net effect of the these items increased net income by $16.7 million, or $0.19 per diluted share, for the third quarter of 2013. The third quarter of 2012 includes a charge to impair fixed assets associated with certain Retail stores in the U.S. and a charge related to a change in the estimated lease obligation of a closed domestic store. These items totaled $11.4 million and reduced income available to OfficeMax common shareholders by $7.0 million, or $0.08 per diluted share, for the third quarter of 2012.
(c)	The third quarter of 2012 includes a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 million, or $4.73 per diluted share, for the third quarter of 2012.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Nine Months Ended
	September 28, 2013			September 29, 2012
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$4,964.6	$—	$4,964.6	$5,219.9	$—	$5,219.9
Cost of goods sold and occupancy costs	3,700.9	—	3,700.9	3,867.2	—	3,867.2

Gross profit	1,263.8	—	1,263.8	1,352.7	—	1,352.7
Operating expenses:
Operating, selling and general and administrative expenses (a)	1,201.2	1.0	1,202.2	1,241.6	6.3	1,247.9
Asset impairments and other operating expenses (income), net (b)	(105.2)	105.2	—	36.7	(36.7)	—

Total operating expenses	1,096.0	106.2	1,202.2	1,278.3	(30.4)	1,247.9
Operating income	167.8	(106.2)	61.6	74.4	30.4	104.8

Other income (expense):
Interest expense	(50.0)	—	(50.0)	(52.7)	—	(52.7)
Interest income	32.2	—	32.2	32.8	—	32.8
Gain on extinguishment of non-recourse debt (c)	—	—	—	670.8	(670.8)	—
Other income (expense), net	(0.3)	—	(0.3)	0.4	—	0.4

	(18.1)	—	(18.1)	651.3	(670.8)	(19.4)

Pre-tax income	149.7	(106.2)	43.5	725.7	(640.4)	85.4
Income tax expense	(68.7)	55.0	(13.6)	(272.3)	242.5	(29.7)

Net income attributable to OfficeMax and noncontrolling interest	81.0	(51.2)	29.8	453.5	(397.8)	55.7
Joint venture results attributable to noncontrolling interest	(2.8)	—	(2.8)	(3.3)	—	(3.3)

Net income attributable to OfficeMax	78.2	(51.2)	27.0	450.1	(397.8)	52.3
Preferred dividends	(1.5)	—	(1.5)	(1.6)	—	(1.6)

Net income available to OfficeMax common shareholders	$76.7	$(51.2)	$25.5	$448.6	$(397.8)	$50.7

Basic income per common share:	$0.88	$(0.59)	$0.29	$5.18	$(4.60)	$0.59

Diluted income per common share:	$0.86	$(0.58)	$0.29	$5.12	$(4.52)	$0.58

Basic	87,063		87,063	86,526		86,526
Diluted	88,692		88,692	87,979		87,458

Note: Totals may not sum down or across due to rounding.

(a)	The first nine months of 2013 and 2012 include $1.0 million and $6.3 million, respectively, of dividend income related to OfficeMax’s non-voting securities held in Boise Cascade Holdings, L.L.C. The dividend income ceased in the first quarter of 2013 upon redemption of those securities, therefore no additional dividend income was recorded in the second and third quarters of 2013. The effect of the dividends increased net income by $0.6 million and $3.8 million, or $0.01 and $0.05 per diluted share, for the first nine months of 2013 and 2012, respectively.
(b)	The first nine months of 2013 include income of $137.5 million in our Corporate segment associated with our investment in Boise Cascade Holdings, L.L.C. for the partial recognition of the deferred gain, net of fees, from the 2004 sale of our paper, forest products and timberland assets and dividend income of $25.4 million from the voting securities held in Boise Cascade Holdings, L.L.C. The first nine months of 2013 also include charges of $49.1 million in our Corporate segment for certain costs related to our pending merger with Office Depot, portions of which may not be deductible for tax purposes, $4.5 million of severance charges primarily related to reorganizations in our Contract segment sales and supply chain operations, and charges recorded in our Retail segment related to store closures in the U.S. of $4.1 million. The first nine months of 2012 include a non-cash charge of $9.8 million to impair fixed assets associated with certain stores in the U.S. and charges of $26.9 million related to store closures in the U.S. The net effect of these items increased net income by $50.6 million, or $0.57 per diluted share for the first nine months of 2013 and reduced net income by $22.4 million, or $0.26 per diluted share, for the first nine months of 2012.
(c)	The first nine months of 2012 include a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - SALES

(unaudited)

(millions)

	Quarter Ended
	September 28,	September 29,	Percent
	2013	2012	Change
Sales as reported	$1,664.9	$1,744.6	-4.6%
Adjustment for unfavorable impact of change in foreign exchange rates (a)	$11.5	$—
Adjustment for the impact of closed and opened stores and the difference in business days from year-to-year for businesses reporting on a calendar basis (b)	$(10.2)	$(20.7)

Sales adjusted for impact of change in foreign exchange rates, closed and opened stores and change in number of business days	$1,666.1	$1,723.9	-3.4%

	Nine Months Ended
	September 28,	September 29,	Percent
	2013	2012	Change
Sales as reported	$4,964.6	$5,219.9	-4.9%
Adjustment for unfavorable impact of change in foreign exchange rates (a)	$6.0	$—
Adjustment for the impact of closed and opened stores and the difference in business days from year-to-year for businesses reporting on a calendar basis (b)	$(27.2)	$(73.3)

Sales adjusted for impact of change in foreign exchange rates, closed and opened stores and change in number of business days	$4,943.5	$5,146.6	-3.9%

Note:	Totals may not sum down due to rounding.

(a)	Computed by assuming constant currency exchange rates between periods.
(b)	Computed by reducing current year and prior year sales for stores opened or closed in the current or prior year and by adjusting prior year sales to reflect the same number of business days in the current year.